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                                                                   EXHIBIT 12.1

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

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
                                                                                                                For the Nine Months
                                                                                                                        Ended
(In millions, except ratios)                                            For the Years Ended December 31,             September 30,
------------------------------------------------------------    ------------------------------------------------------------------
                                                                 1993      1994      1995      1996      1997      1997      1998
                                                                ------    ------    ------    ------    ------    ------    ------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and effect of accounting changes     $  172    $  246    $  506    $  412    $  650    $  494    $  498

Fixed Charges:
  Interest expense                                                 457       483       705       759       802       597       577
  One third of rents, net income from subleases (A)                 15        17        14        18        12         9        10
                                                                ------    ------    ------    ------    ------    ------    ------
    Total fixed charges                                            472       500       719       777       814       606       587
                                                                ------    ------    ------    ------    ------    ------    ------
Earnings before taxes, fixed charges, and effect of
  accounting changes, excluding capitalized interest            $  644    $  746    $1,225    $1,189    $1,464    $1,100    $1,085
                                                                ------    ------    ------    ------    ------    ------    ------
                                                                ------    ------    ------    ------    ------    ------    ------
Fixed charges, as above                                         $  472    $  500    $  719    $  777    $  814    $  606    $  587
Preferred stock dividends                                           11        11        11        11         8         8       -
                                                                ------    ------    ------    ------    ------    ------    ------
Fixed charges including preferred stock dividends               $  483    $  511    $  730    $  788    $  822    $  614    $  587
                                                                ------    ------    ------    ------    ------    ------    ------
                                                                ------    ------    ------    ------    ------    ------    ------
Ratio of earnings to fixed charges and preferred
  stock dividend requirements                                     1.33      1.46      1.68      1.51      1.78      1.79      1.85
                                                                ------    ------    ------    ------    ------    ------    ------
                                                                ------    ------    ------    ------    ------    ------    ------
INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends               $  483    $  511    $  730    $  788    $  822    $  614    $  587
Add:  Interest on deposits                                         314       311       454       532       596       442       420
                                                                ------    ------    ------    ------    ------    ------    ------
Total fixed charges including preferred stock
  dividends and interest on deposits                            $  797    $  822    $1,184    $1,320    $1,418    $1,056    $1,007
                                                                ------    ------    ------    ------    ------    ------    ------
                                                                ------    ------    ------    ------    ------    ------    ------
Earnings before taxes, fixed charges, and effect of
  accounting changes, excluding capitalized
  interest, as above                                            $  644    $  746    $1,225    $1,189    $1,464    $1,100    $1,085
Add:  Interest on deposits                                         314       311       454       532       596       442       420
                                                                ------    ------    ------    ------    ------    ------    ------

Total earnings before taxes, fixed charges, effect
  of accounting changes, and interest on deposits               $  958    $1,057    $1,679    $1,721    $2,060    $1,542    $1,505
                                                                ------    ------    ------    ------    ------    ------    ------
                                                                ------    ------    ------    ------    ------    ------    ------
Ratio of earnings to fixed charges and preferred
  stock dividend requirements                                     1.20      1.29      1.42      1.30      1.45      1.46      1.49
                                                                ------    ------    ------    ------    ------    ------    ------
                                                                ------    ------    ------    ------    ------    ------    ------

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(A)  The proportion deemed representative of the interest factor.

                                       EX-1